UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Materials Pursuant to Rule 14a-12

TIMBER PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name(s) of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TIMBER PHARMACEUTICALS, INC.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 2, 2023

To the Stockholders of Timber Pharmaceuticals, Inc.

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Timber Pharmaceuticals, Inc. to be held on Friday, June 2, 2023 at 1:00 p.m. Eastern Time. We are planning to hold the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TMBR2023. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

●	To elect five directors to our Board of Directors to hold office for the following year until their successors have been duly elected and qualified;

●

To approve an amendment to the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 263,179 to 449,223;

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

●	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 20, 2023 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Annual Meeting virtually and prefer to vote at the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors
/s/ John Koconis
John Koconis
Chief Executive Officer and Chairman of the Board

May 1, 2023

Warren, New Jersey

Page

GENERAL INFORMATION	1
PROPOSAL 1: ELECTION OF FIVE DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED	6
PROPOSAL 2: APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE COMPANY’S 2020 OMNIBUS EQUITY INCENTIVE PLAN	23
CORPORATE GOVERNANCE MATTERS	8
EXECUTIVE OFFICERS	12
EXECUTIVE COMPENSATION	13
PAY VERSUS PERFORMANCE	15
DIRECTOR COMPENSATION	17
REPORT OF THE AUDIT COMMITTEE	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
TRANSACTIONS WITH RELATED PERSONS	20
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM	30
ADDITIONAL INFORMATION	32
ANNUAL REPORT	32
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	36
OTHER MATTERS	37

TIMBER PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement contains information related to the Annual Meeting of Stockholders to be held on Friday, June 2, 2023 at 1:00 p.m. Eastern Time (the “Annual Meeting”). We are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/TMBR2023 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials.

Proxies for the Annual Meeting are being solicited by our Board of Directors (the “Board”). This Proxy Statement is first being made available to stockholders on or about May 1, 2023.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2023: Our proxy materials including this Proxy Statement for the Annual Meeting, our annual report for the fiscal year ended December 31, 2022 (the “Annual Report”) and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms “Timber,” “we,” “us,” and “our” refer to Timber Pharmaceuticals, Inc. The mailing address of our principal executive offices is Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

●	To elect five directors to our Board of Directors to hold office for the following year until their successors have been duly elected and qualified;

●	To approve an amendment to our 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 263,179 to 449,223;

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

●	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, approval of an increase to the number of authorized shares issuable under the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan, as amended (the “Plan”) and the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 are advisable and in the best interests of the Company and our stockholders and recommends that you vote FOR these proposals.

If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Who is entitled to vote at the meeting?

Only holders of record of our common stock at the close of business on April 20, 2023 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to cast one vote for each share of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the Record Date, there were 3,044,484 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each proposal.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/TMBR2023 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 1:00 p.m. Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about May 1, 2023. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting on www.virtualshareholdermeeting.com/TMBR2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of thirty-four percent (34%) of the voting power of all issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Proxies marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided with your proxy materials and on your proxy card. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your voting instruction card. Have your proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 1, 2023.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 1, 2023.

Vote by Mail

If you are a stockholder of record, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on June 1, 2023.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/TMBR2023. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

●	filing with our Secretary a notice of revocation;

●	submitting a later-dated vote by telephone or on the Internet;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal ?” below.

What vote is required to approve each proposal?

The holders of thirty-four percent (34%) of the voting power of the capital stock issued and outstanding on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the election of directors (Proposal 1), directors are elected by a plurality of the voting power of the shares of our capital stock present or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and broker non-votes, if any, will not affect the outcome of the vote on Proposal 1. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

With respect to the approval of an increase to the number of authorized shares issuable under the 2020 Omnibus Equity Incentive Plan (Proposal 2), the New York Stock Exchange ("NYSE") requires that Proposal 2 be approved by the affirmative vote off a majority of the votes cast on such proposal. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 2.

With respect to the ratification of the appointment of KPMG LLP (Proposal 3) and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast is required to approve such proposals. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 3 or any other matter that may properly come before the Annual Meeting.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by NYSE (the exchange that makes such determinations), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by NYSE. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by NYSE until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe Proposal 3 to ratify the appointment of KPMG LLP as our independent registered public accounting firm is likely to be considered a “routine” item. This means that brokers may vote using their discretion on such proposals on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect directors and Proposal 2 to approve an increase to the number of authorized shares issuable under the 2020 Omnibus Equity Incentive Plan are likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Furthermore, if approval of Proposal 3 is deemed by NYSE to be a “non-routine” matter, brokers will not be permitted to vote on Proposal 3 if the broker has not received instructions from the beneficial owner.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

How are we soliciting this proxy?

Pursuant to SEC rules, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials online at www.proxyvote.com.

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means. We have also retained Alliance Advisors to assist it in the solicitation of proxies. Alliance Advisors will solicit proxies on behalf of Timber from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors are anticipated to be approximately $10,000, and we will reimburse their out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors against certain claims.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT FIVE DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE

FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED

AND QUALIFIED

Our Board currently consists of five directors, all of whom are being nominated for reelection at this Annual Meeting. Each of our current directors will hold their positions on the Board until the Annual Meeting. Each of the five director nominees named below will stand for election at the Annual Meeting. Each director’s term will then continue until the earlier of the election and qualification of their successor, or their death, resignation or removal. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that the five director nominees named below be elected as directors to serve until the 2024 Annual Meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified. Each of the five nominees listed below are incumbent directors.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In accordance with our Bylaws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below. The five director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Term Expiring at the 2023 Annual Meeting

The following table sets forth the name, age, position and tenure of our directors who are up for election at the Annual Meeting:

			Served as a
Name	Age	Position(s)	Director Since
John Koconis	53	Chief Executive Officer and Chairman of the Board	2020
David Cohen, M.D.	58	Director	2020
Lubor Gaal, Ph.D.	55	Director	2020
Gianluca Pirozzi, M.D., Ph.D.	46	Director	2020
Edward J. Sitar	62	Lead Independent Director	2020

The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to Timber by each director nominee.

John Koconis has served as our Chief Executive Officer, as a director on our Board since May 2020 and as our President and Chairman of the Board since April 20, 2021. Mr. Koconis previously served as Chief Executive Officer of Timber Pharmaceuticals, LLC, the Company’s wholly-owned subsidiary (“Timber Sub”) from June 2019 through April 2020 and has served on Timber Sub’s board of managers since July 2019. From July 2016 to January 2019 Mr. Koconis served as Executive Vice President and Chief Commercial Officer at Castle Creek Pharmaceuticals LLC, a biopharmaceutical company. Prior to that, Mr. Koconis served as Global Lead for Dermatology & Respiratory at Sanofi Genzyme, a biotechnology company, from January 2016 to July 2016. Mr. Koconis served as President and Chief Executive Officer of LEO Pharma Inc., a specialty pharmaceutical company, from 2009 to 2014. Mr. Koconis received a Bachelor of Science in Biology from Loyola University Chicago and an MBA from the Quinlan School of Business at Loyola University Chicago. Mr. Koconis’ healthcare industry and executive business experience qualifies him to serve on our Board.

David Cohen, M.D., has served as a director on our Board since August 2020. Dr. Cohen is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Executive Vice Chairman for Operations and Strategy, and Vice Chairman of Clinical Affairs. Dr. Cohen joined the NYU faculty in 1994 and his work has concentrated on cutaneous allergic and toxic reactions to exogenous and photo-reactive chemicals and the interaction of environmental stressors on the skin. He currently serves on the board of directors of Evommune, Inc., a private research and development company. Dr. Cohen received a Bachelor of Science in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health. Dr. Cohen’s healthcare industry and executive experience qualifies him to serve on our Board.

Lubor Gaal, Ph.D., has served as a director on our Board since August 2020. Dr. Gaal has over 20 years of experience working for biotech and pharmaceutical companies in Europe and the United States. As of March 2022, Dr. Gaal is the Chief Financial Officer of Targovax, a publicly listed oncology biotechnology company focused on developing immune-oncology medicine and RNA therapeutics. Dr. Gaal previously worked as the Managing Director of Locust Walk, a global life science transaction firm, from July 2018 to March 2022. Prior to Locust Walk, he was the Head of External Innovation and Licensing and a member of the R&D Management Committee at Almirall, a leading Dermatology company globally. Dr. Gaal held various senior business development positions at Bristol-Myers Squibb as well as Bayer AG. In addition to his long experience in pharmaceutical companies, he also held executive management roles at Neuro3d and Vectron therapeutics, two European biotech companies. He started his career in California, where he advised biotech and pharma companies on strategy and transactions at Burrill & Co. in San Francisco, California. Dr. Gaal has a Ph.D. in Neurosciences from the University of California in Berkeley, California. Dr. Gaal’s executive business experience qualifies him to serve on our Board.

Gianluca Pirozzi, M.D., Ph.D., has served as a director on our Board since May 2020. Dr. Pirozzi is a clinical immunologist with over 20 years of experience in the pharmaceutical industry. Since October 2019, Dr. Pirozzi has served as SVP, Head of Clinical Development and Translational Sciences at Alexion Pharmaceuticals (Nasdaq: ALXN), a global biopharmaceutical company dedicated to Rare Disease Development. Prior to that, Dr. Pirozzi served as Head of Development for Rare Diseases and Translational Gene Therapy at Sanofi-Genzyme (Nasdaq: SNY), a global biopharmaceutical company from July 2018 to September 2019, and as Global Project Head of Dupixent from 2013 to 2018. Dr. Pirozzi has also served on the board of directors of Imbria Pharmaceuticals since September 2018 and has been a scientific advisor of SMS Research Foundation since December 2015. Dr. Pirozzi holds an M.D. from Università Campus Bio-Medico di Roma and a Ph.D. in Immunology from Sapienza Università di Roma and completed a Post-Doc in Immunology at the Pasteur Institute in Paris, France. Dr. Pirozzi’s industry experience qualifies him to serve on our Board.

Edward J. Sitar has served as a director on our Board since May 2020. Mr. Sitar has had extensive financial leadership experience. As of January 18, 2022, Mr. Sitar is the Chief Financial Officer of Variantyx, Inc., an emerging diagnostic company. Mr. Sitar has served as the Chief Financial Officer of 9 Meters Biopharma, Inc. formerly known as Innovate Biopharmaceuticals Inc. (Nasdaq: NMTR), a clinical stage biotechnology company. Prior to that, he served as Acting Chief Financial Officer of CareDox, Inc., a technology company, as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community and as the Chief Financial Officer of Vyant Bio, Inc. (f/k/a Cancer Genetics, Inc.) (Nasdaq: VYNT), a company focused on precision medicine for oncology Mr. Sitar holds a Bachelor of Science in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey. Mr. Sitar’s public company and industry experience qualify him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Board of Director Composition

Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of the end of their term, their resignation, or their removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

From January 1, 2022 through December 31, 2022, (i) our Board met nine times; (ii) our audit committee of the Board (the “Audit Committee”) met four times; (iii) our compensation committee of the Board (the “Compensation Committee”) met four times; (iv) our nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) met one time; and (v) our science and technology committee of the Board (the “Science and Technology Committee”) met six times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of our Board to attend our annual meetings.

Director Independence

Our Board determines the independence of our directors by applying the independence principles and standards established by the NYSE American LLC, or NYSE American, including those published in the NYSE American LLC Company Guide. These provide that a director is independent only if our board of directors affirmatively determines that such director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. They also specify that a director who is an executive officer or employee of the Company precludes a determination of independence with respect to such director. Under the rules of the NYSE American, independent directors must comprise at least 50% of our Board. In addition, the rules of NYSE American require that, subject to specified exceptions, all members of our Audit, Compensation and Nominating and Corporate Governance committees must be independent.

Additionally, all audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Further, all members of our Compensation Committee also must qualify as independent under the listing standards, as “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and as “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board determined that Dr. Cohen, Dr. Gaal, Dr. Pirozzi and Mr. Sitar do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE American. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section entitled “Transactions with Related Persons.”

Board Committees

Audit Committee

Our Audit Committee currently consists of Mr. Sitar, as chair, Dr. Cohen and Dr. Pirozzi, each of whom is “independent” as that term is defined under applicable SEC rules and NYSE listing standards. Our Board has determined that Mr. Sitar qualifies as an audit committee financial expert within the meaning of SEC regulations and the NYSE listing standards. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements.

Our Audit Committee’s responsibilities include:

●	selecting a firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	ensuring the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

●	considering the adequacy of our internal controls and internal audit function;

●	reviewing material related party transactions or those that require disclosure; and

●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Our Audit Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.

Compensation Committee

Our Compensation Committee currently consists of Dr. Gaal, as chair, Dr. Cohen, and Mr. Sitar, each of whom is “independent” as that term is defined under applicable SEC rules and NYSE listing standards. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and directors. Our Compensation Committee’s responsibilities include:

●	reviewing and approving, or recommending that our Board approve, the compensation of executive officers;

●	reviewing and approving, or recommending that our Board approve, the compensation of directors;

●	reviewing and recommending to our Board the terms of any compensatory agreements with executive officers;

●	reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

●	reviewing the overall compensation philosophy.

Our Compensation Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Pirozzi, as chair, Dr. Gaal and Mr. Sitar, each of whom is “independent” as that term is defined under applicable NYSE listing standards. The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying and recommending candidates for membership on our Board;

●	reviewing and recommending corporate governance guidelines and policies;

●	evaluating, and overseeing the process of evaluating, the performance of our Board; and

●	assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.

Science and Technology Committee

Our Science and Technology Committee currently consists of Dr. Cohen, as chair, Dr. Pirozzi and Dr. Gaal. The Science and Technology Committee’s responsibilities include:

●	reviewing the Company’s scientific data for general Board discussion;

●	reviewing and considering management’s decisions regarding the allocation, deployment, utilization of, and investment in the Company’s scientific resources;

●	reviewing, evaluating, and advising the Board and management regarding the goals, objectives and direction of the Company’s research and development programs;

●	advising our Board and management on the scientific aspects of potential business transactions and opportunities; and

●	reviewing the Company’s overall intellectual property strategies.

Stockholder Nominations for Directorships

Our Nominating and Corporate Governance Committee will consider potential director candidates recommended by stockholders as long as the stockholders comply with our certificate of incorporation, as amended (the “Charter”), and our amended and restated bylaws (the “Bylaws”) in recommending a potential candidate. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures set forth in our Bylaws. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at: The Board of Directors, Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary. For more information, please see the section below titled “Stockholder Proposals.”

Assuming that the appropriate information is provided for candidates recommended by stockholders, our Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of our Board or other persons, as described above and as set forth in our Charter.

Board Leadership Structure and Role in Risk Oversight

Currently, Mr. Koconis serves as our Chief Executive Officer and Chairman of the Board.

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and our Board leadership structure to ensure the interests of Timber and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Koconis, as our Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Timber and our business. The Board has appointed Mr. Sitar as Lead Independent Director. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.

While management is responsible for assessing and managing risks for the Company, our Board is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks, and our standing Board committees. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as the Secretary considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at https://www.timberpharma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

			Served as an
			Officer
Name	Age	Position(s)	Since
John Koconis	53	Chief Executive Officer, President and Chairman of the Board	2020
Joseph Lucchese	56	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	2020
Alan Mendelsohn, M.D.	61	Chief Medical Officer and Executive Vice President	2021

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

John Koconis has served as our Chief Executive Officer since May 2020 and as our President and Chairman of the Board since April 2021. For Mr. Koconis’ biography, please see the section above entitled “Nominees for Election for a Term Expiring at the 2023 Annual Meeting.”

Joseph Lucchese has served as our Chief Financial Officer since May 2020. Mr. Lucchese also served as a Partner at TardiMed Sciences LLC (“TardiMed”) from January 2020 until October 2021. Prior to joining TardiMed, he was a founding member and Managing Director of Oncology Partners LLC, a boutique financial advisory firm serving development stage biotechnology companies and investors, from July 2015 to January 2020. Mr. Lucchese also served as the Managing Director of The ASR Group, a division of Oncology Partners which focuses on value maximization of biotechnology assets via M&A or licensing transactions, from January 2019 to January 2020. Prior to founding Oncology Partners LLC, Mr. Lucchese was a Managing Partner of Foundation Ventures, an investment banking firm servicing early life sciences companies.

Alan Mendelsohn, M.D., has served as our Chief Medical Officer since February 2021. Dr. Mendelsohn is a board-certified pediatric cardiologist with over 20 years of experience in clinical development and medical affairs. Prior to joining the Company, he served as Associate Vice President of Dermatology Medical Affairs for Sun Pharmaceuticals Industries Limited since December 2016. Dr. Mendelsohn has also served as Senior Director at Pfizer from November 2014 through December 2016 as well as Senior Director of Immunology Research and Development for Janssen Pharmaceuticals from November 2006 through January 2014. He has also served in various leadership roles at Centocor Inc., a Johnson & Johnson (NYSE: JNJ) company. Dr. Mendelsohn holds an M.D. from the State University of New York Health Science Center at Brooklyn.

EXECUTIVE COMPENSATION

Our Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives. At our 2022 Annual Meeting of Stockholders, stockholders voted, on an advisory, non-binding basis, to approve the compensation paid to our NEOs (as defined below).

2022 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended December 31, 2022 and the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal year ended December 31, 2022. These individuals are our named executive officers (“NEOs”) for 2022.

					All other
				Option awards	compensation
Name and principal position	Year	Salary ($)	Bonus ($)	($)(1)	($)		Total ($)
John Koconis,	2022	$370,731	$160,650	$122,406	$38,807	(2)	$692,594
CEO, President and Chairman	2021	$356,731	$115,500	$486,331	$36,072	(2)	$994,634
Joseph Lucchese,	2022	$363,462	$128,800	$61,203	$50,036	(2)(3)	$603,501
CFO, Treasurer, EVP, and Secretary	2021	$240,154	$92,400	$208,009	$45,519	(2)	$586,082
Alan Mendelsohn	2022	$311,538	$152,800	$61,203	$42,818	(2)	$568,359
Chief Medical Officer and EVP	2021	$261,923	$124,000	$257,255	$40,972	(2)	$684,150
Zachary Rome (4)	2022	$71,156	$-	$-	$-		$71,156
Former COO, EVP, Secretary and Director	2021	$214,038	$41,580	$306,553	$40,273	(2)	$602,444

(1)

Amounts represent the aggregate fair value amount computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	Represents payments of health insurance premiums for such NEO.
(3)	Includes company match for 401(k) contributions for such NEO.
(4)	Mr. Rome resigned from his positions in March 2022.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers

We extended an offer letter agreement to Mr. Koconis on June 20, 2019 in connection with his position as Chief Executive Officer. Mr. Koconis is entitled to, among other things, (i) an annual gross base salary of $350,000 (which annual base salary will be increased to $400,000 upon the commercialization of our first product); and (ii) eligibility for a bonus up to 50% of his base salary. The offer constitutes an at-will employment agreement.

We entered into an offer letter with Mr. Lucchese on September 27, 2021 in connection with his position as Chief Financial Officer. Mr. Lucchese is entitled to, among other things, (i) an annual gross base salary of $350,000; and (ii) eligibility for a bonus up to 40% of his base salary. The offer letter constitutes an at-will employment agreement.

We entered into an offer letter with Dr. Mendelsohn on January 18, 2021 in connection with his position as Chief Medical Officer. Dr. Mendelsohn is entitled to, among other things, (i) an annual gross base salary of $300,000; and (ii) eligibility for a bonus up to 50% of his base salary. The offer letter constitutes an at-will employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

		Option awards
		Number of	Number of
		securities	securities
		underlying	underlying		Option
		unexercised	unexercised		exercise	Option
		options (#)	options (#)		price	expiration
Name	Grant date	exercisable	unexercisable		($)	date

John Koconis	9/14/2021	7,419	10,381	(1)	44.50	9/13/2031
	4/15/2022	-	12,000	(2)	15.35	4/14/3032
Joseph Lucchese	6/8/2020	1,416	526	(3)	143.50	6/7/2030
	9/27/2021	2,257	4,966	(4)	46.00	9/26/2031
	4/15/2022	0	6,000	(5)	15.35	4/14/2032
Alan Mendelsohn	7/1/2021	2,465	4,495	(6)	59.00	6/30/2031
	4/15/2022	0	6,000	(7)	15.35	4/14/2032

(1)	The options vest in 36 equal monthly installments beginning on October 14, 2021, subject to continued employment with or service to the Company
(2)

25% of the options vested on April 15, 2023, and the remaining shares subject to this option vest 1/36 of the shares on the 15th day of each full calendar month thereafter, subject to continued employment with or service to the Company.

(3)

25% of the options vested on January 6, 2021, and the remaining shares subject to this option vest 1/36 of the shares on the last day of each full calendar month thereafter, subject to continued employment with or service to the Company.

(4)

25% of the options vested on September 27, 2022, and the remaining shares subject to this option vest 1/36 of the shares on the last day of each full calendar month thereafter, subject to continued employment with or service to the Company

(5)

25% of the options vest on April 15, 2023, and the remaining shares subject to this option vest 1/36 of the shares on the 15th day of each full calendar month thereafter, subject to continued employment with or service to the Company.

(6)

25% of the options vested on July 1, 2022, and the remaining shares subject to this option vest 1/36 of the shares will vest on the last day of each full calendar month thereafter, subject to continued employment with or service to the Company.

(7)	25% of the options vested on April 15, 2023 and the remaining shares subject to this option vest 1/36 of the shares on the 15th day of each full calendar month thereafter, subject to continued employment with or service to the Company.

The following table summarizes, for each of our NEOs, the number of shares of common stock underlying outstanding value appreciation rights (“VARs”) held as of December 31, 2022.

Number of Shares
		Underlying Unexercised VARs	Expiration
Name	Exercisable	Unexercisable	Date
John Koconis	2,531	1,662	7/1/2029
Joseph Lucchese	-	-	-
Alan Mendelsohn	-	-	-

Pension Benefits

None of our NEOs is covered by a pension plan or other similar benefit plan that provides for payments by us or other benefits from us at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our NEOs is covered by a nonqualified defined contribution or other nonqualified deferred compensation plan.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Year	Summary Compensation Table ("SCT")Total for Principal Executive officer (“PEO”) (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”) (5)	Net Income (Loss) (millions) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$692,594	$160,143	$585,930	$316,397	$9	($19.379)
2021	$994,634	$517,710	$624,225	$460,033	$46	($10.639)

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Koconis (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Koconis, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Koconis during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to Mr. Koconis’ total compensation for each year to determine the compensation actually paid as noted in the PEO SCT table below.

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. Koconis) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Koconis) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Mr. Lucchese, Mr. Mendelsohn and Mr. Rome for 2021.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Koconis), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Koconis) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Koconis) for each year to determine the compensation actually paid, using the same methodology described above in Note (2) as noted in the Average Non-PEO NEOs SCT Table below.

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

PEO SCT	2022	2021
Total Compensation as reported in Summary Compensation Table ("SCT")	$692,594	$994,634
Subtract: grant date fair value of equity awards granted during fiscal year reported in SCT	$(122,406)	$(486,331)
Add: fair value of equity compensation granted in current year - value at year-end	$1,010	$82,112
Add: dividends accrued on vested shares/units	$-	$-
Add/(subtract): change in fair value from the end of the prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at the end of the current fiscal year	$(411,056)	$(72,715)
Add/(subtract): change in fair value from the end of the prior fiscal year to vesting date for awards made in prior fiscal years that vested during the current fiscal year	$-	$-
Subtract: fair value of forfeited awards determined at end of the prior year for awards made in prior fiscal years that were forfeited in the current fiscal year	$-	$-
Compensation Actually paid to CEO	$160,143	$517,710

Average Non-CEO SCT Total to Compensation Actually Paid ("CAP") Reconciliation

Non-PEO NEOs SCT	2022	2021
Total Compensation as reported in SCT	$585,930	$624,225
Subtract: grant date fair value of equity awards granted during fiscal year reported in SCT	$(61,203)	$(257,272)
Add: fair value of equity compensation granted in current year - value at year-end	$196	$43,262
Add: dividends accrued on vested shares/units	$-	$-
Add/(subtract): change in fair value from the end of the prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at the end of the current fiscal year	$(184,065)	$(46,948)
Add/(subtract): change in fair value from the end of the prior fiscal year to vesting date for awards made in prior fiscal years that vested during the current fiscal year	$(247)	$(3,348)
Subtract: fair value of forfeited awards determined at end of the prior year for awards made in prior fiscal years that were forfeited in the current fiscal year	$-	$-
Compensation Actually paid to Non-CEO NEOs	$316,397	$460,033

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

The PEO and non-PEO NEO's have contractual targeted bonus percentages in their employment agreements. Bonuses payout amounts are determined based on the attainment of Corporate Objectives and/or Personal Objectives. Specifically, CEO bonus payout is determined 100% on the attainment of Corporate Objectives as approved by the Compensation Committee. Non-CEO NEO bonus payouts are determined by attainment of Corporate Objectives (90%) and Personal Objectives (10%) agreed upon with the CEO during the formal goal setting process. Attainment of the Corporate Goals is determined by the Compensation Committee of the Timber Board of Directors. The Bonus payouts (as a percentage of salary) have been benchmarked by an outside consultant against a peer group of companies. The primary Corporate Objectives in 2002 included product related objectives for TMB-001 related to the initiation of the ASCEND Phase 3 Study, completion of the 9-month minipig study, and key regulatory milestones such as achieving Fast track, Breakthrough and Orphan Drug (Europe) designations. The Corporate Objectives further included financial objectives related to financing the Company and cost optimization of the Phase 3 trial. The compensation of the Company's PEO and non-PEO NEO's included the issuance of option awards that provided an incentive to attract and retain executive leadership. Option grants typically vest over a three to four year period and our awards are determined and approved by the Compensation Committee of the Board of Directors.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Director Compensation Table 2022

Non-executive directors are entitled to receive fees for their services as directors. Non-executive directors are also eligible for equity awards under the Plan connection with their attendance at Board and committee meetings. The table below shows the total compensation paid to or earned by each of our non-executive directors during fiscal 2022 for service on our Board and on committees of our Board.

	Fees Earned	Stock	Option
	or Paid in	Awards	Awards	All Other	Total
Name	Cash ($)	($)(2)	($)(1)	Compensation ($)	($)
David Cohen, M.D	$62,760	$30,700	$20,171	-	$113,631
Lubor Gaal, Ph.D	$56,500	$30,700	$20,171	-	$107,371
Gianluca Pirozzi, M.D., Ph.D	$58,000	$30,700	$20,171	-	$108,871
Edward J. Sitar	$55,310	$46,050	$30,256	-	$131,616

(1)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to the non-employee directors in 2022, computed in accordance with FASB ASC Topic 718. Mr. Cohen, Mr. Gaal and Mr. Pirozzi received 2,000 options each.  Mr. Sitar received 3,000 options. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 2 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, to which reference is hereby made.

(2)	The amounts in this column represent the aggregate grant date fair value of restricted stock unit equity awards granted to the non-employee directors in 2022, computed in accordance with FASB ASC Topic 718. Mr. Cohen, Mr. Gaal and Mr. Pirozzi received 2,000 restricted stock units each. Mr. Sitar received 3,000 restricted stock units. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 2 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, to which reference is hereby made.

Retainer Fees. We provide a cash retainer fee to each of our non-employee directors for their services on the committees of our Board, paid quarterly in arrears.

Our non-employee directors are compensated as follows pursuant to the Company’s director compensation policy:

●	$35,000 annual retainer;

●	$15,000 for service as the chair of our Audit Committee and as the chair of our Science and Technology Committee;

●	$10,000 for service as the chair of our Compensation Committee;

●	$8,000 for service as the chair of our Nominating and Corporate Governance Committee;

●	$7,500 for service as a member of our Audit Committee and as a member of our Science and Technology Committee;

●	$5,000 for service as member of our Compensation Committee; and

●	$4,000 for service as a member of our Nominating and Corporate Governance Committee.

Equity Awards. Each newly-elected or appointed non-employee director will be granted a stock option, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10-year terms, however, they will terminate three years following the date upon which the awardee ceases to be one of our directors. In addition, all non-employee directors may be granted stock options to purchase our common stock and/or restricted stock units (“RSUs”), as determined by the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Timber Pharmaceuticals, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2022, as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2022.

2.

The Audit Committee has discussed with representatives of KPMG LLP, the Company’s independent public accounting firm, the matters which are required to be discussed with them under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has discussed with representatives of KPMG LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee,

Edward J. Sitar, Chair

David Cohen, M.D.

Gianluca Pirozzi, M.D., Ph.D.

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 20, 2023 (the “Beneficial Ownership Date”) with respect to the beneficial ownership of our common stock by the following: (i) each of our current directors; (ii) each of our named executive officers, or NEOs; (iii) all of our current executive officers and directors as a group; and (v) each other person known by us to own beneficially more than five percent (5%) of the outstanding shares of our common stock, if any.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date (“Presently Exercisable Securities”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

The table reflects 3,044,484 shares our common stock outstanding as of the Beneficial Ownership Date plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned (%)
Named Executive Officers and Directors:
John Koconis(2)	16,816	*
Joseph Lucchese(3)	6,418	*
Alan Mendelsohn(4)	5,324	*
Edward J. Sitar(5)	6,411	*
Gianluca Pirozzi(6)	4,594	*
David Cohen(7)	4,685	*
Lubor Gaal(8)	4,685	*
All Executive Officers and Directors as a group (7 persons):	48,933	1.61%

*	Less than 1%

(1)

Applicable percentage ownership is based on 3,044,484 shares of common stock outstanding as of April 20, 2023, together with securities exercisable or convertible into shares of common stock within 60 days of April 20, 2023, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 20, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 2,531 shares of common stock underlying VARs that vest within 60 days of April 20, 2023. Includes 2,966 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023.

(3)	Includes 2,745 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023.
(4)

Includes (i) 2,620 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023 and (ii) 239 shares held indirectly through Dr. Mendelsohn’s spouse.

(5)

Includes 1,237shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023 and 887 shares of common stock underlying restricted stock units (“RSUs”) that vest within 60 days of April 20, 2023.

(6)

Includes 924 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023 and 683 shares of common stock underlying RSUs that vest within 60 days of April 20, 2023.

(7)

Includes 984 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023 and 683 shares of common stock underlying RSUs that vest within 60 days of April 20, 2023.

(8)

Includes 984 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 20, 2023 and 683shares of common stock underlying RSUs that vest within 60 days of April 20, 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which the issuance of our securities were authorized as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)(2)
Equity compensation plans approved by security holders(1)	92,199		$933.93	144,262
Equity compensation plans not approved by security holders(3)	4,546		$0.50	-
Total	96,745	$		144,262

(1)

The amounts shown in this row include (i) 89,633 shares underlying options issued under the Plan with a weighted average exercise price of $37.37, (ii) 2,250 restricted stock units to be issued  and (iii) 316 shares of common stock underlying legacy BioPharmX options issued under the 2014 Equity Incentive Plan and the 2016 Equity Incentive Plan with a weighted average exercise price of $3,623.63.

(2)

In accordance with the “evergreen” provision in the Plan, an additional 118,917 shares of our common stock were automatically made available for issuance on the first day of 2023, which represents 4% of the number of shares of common stock outstanding on December 31, 2022; these shares are excluded from this calculation.

(3)	Includes 4,546 shares of common stock to be issued underlying VARs.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our NEOs and directors, we describe below each transaction or series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our NEOs and directors are described in the section entitled “Executive Compensation.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest. Under our related party transaction policy, our management will be required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Asset Purchase Agreements with Patagonia Pharmaceuticals LLC (“Patagonia”)

TMB-001

On February 28, 2019, we acquired the intellectual property rights for a topical formulation of isotretinoin for the treatment of CI and identified as TMB-001, formerly PAT-001 including the IPEGTM brand, from Patagonia (the “TMB-001 Acquisition”), pursuant to an asset acquisition agreement (the “Asset Acquisition Agreement”). Zachary Rome, a former member of our board of directors and our former Executive Vice-President and Chief Operating Officer serves as President of Patagonia and also maintains an ownership interest therein.

Under the terms of the TMB-001 Acquisition, we paid a one-time upfront payment of $50,000 to Patagonia. Patagonia is entitled to up to $27.0 million of cash milestone payments relating to certain regulatory and commercial achievements of the TMB-001 Acquisition, with the first being $4.0 million from the initiation of a Phase 3 pivotal trial, as agreed with the FDA and defined as the first patient enrolled in such trial for the product. The next milestone payments relate to (i) a one-time payment of $7.0 million upon FDA approval of an NDA related to the product for the treatment of CI, or a substantially similar indication, and (ii) a one-time payment of $2.0 million upon EMA approval of an MMA related to the product for the treatment of CI, or a substantially similar indication. In addition, Patagonia is entitled to net sales earn-out payments ranging from low single digits to mid-double digits for the program licensed. We are responsible for all development activities under the agreement. The first regulatory and commercial milestone occurred in June 2022, as the first patient enrolled in the Phase 3 pivotal trial for the product and as such a $4.0 million milestone payment was accrued at June 30, 2022. There were no further milestone payments accrued at December 31, 2022, because the potential regulatory and commercial milestones were not considered probable.

On July 20, 2022, we entered into the Amendment to the Asset Acquisition Agreement with Patagonia, pursuant to which we and Patagonia extended the time for our payment of the first milestone payment, which became payable in the third quarter of 2022 upon the commencement of patient enrollment in our Phase 3 ASCEND clinical trial in the second quarter of 2022. The first milestone payment became payable by us in two tranches, with $2.25 million due by September 1, 2022, and $2.065 million due by September 1, 2023. The first milestone payment was made on September 1, 2022. We are  accreting interest on the second tranche. The interest is recorded in our Consolidated Statement of Operations and Comprehensive Loss.  In addition to the remedies for breach under the Asset Acquisition Agreement, including reversion under certain circumstances, we granted Patagonia a security interest in TMB-001 and certain other assets until the second milestone payment has been paid in full. Because the milestone payments due upon the achievement of certain events would be payable prior to the time in which we are able to generate revenue, such obligations under the Asset Acquisition Agreement, as amended, may impact the economic viability of developing and marketing TMB-001.

TMB-003

On June 26, 2019, we acquired the intellectual property rights for a locally administered formulation of Sitaxsentan for the treatment of cutaneous fibrosis and/or pigmentation disorders, and identified as TMB-003, formerly PAT-S03, from Patagonia (the “TMB-003 Acquisition”).

Upon closing of the TMB-003 Acquisition, we paid a one-time upfront payment of $20,000 to Patagonia. Patagonia is entitled to up to $10.25 million of cash milestone payments subject to adjustments relating to certain regulatory and commercial achievements of TMB-003, with the first being a one-time payment of $250,000 upon the opening of an investigational new drug (“IND”) with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low to mid-single digits for the program licensed. We are responsible for all development activities under the agreement. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2022 or 2021, respectively.  Because the milestone payments due upon the achievement of certain events would be payable prior to the time in which we are able to generate revenue, such obligations under the agreement may impact the economic viability of developing and marketing TMB-003.

Letter Agreement with TardiMed Sciences LLC

We previously had shares of Series A Preferred Stock outstanding as to which the holder, TardiMed, a former 5% stockholder, had demanded redemption. Michael Derby, our former Chief Executive Officer and former Chairman of our Board is the Managing Member of TardiMed. The redemption price was equal to approximately $2.1 million in the aggregate, at December 31, 2021, including accumulated and unpaid dividends which accrue at the rate of 8% per annum.  Redemption was subject to certain limitations under Delaware corporate law due to our financial condition.  As a result of the call for redemption, the Series A Preferred Stock had been reclassified as a liability at December 31, 2021. Dividends continued to accrue and were recorded as non-cash interest expense in the Statement of Operations and Comprehensive Loss rather than to additional-paid-in-capital in 2022.

On July 27, 2022, we entered into a letter agreement with TardiMed (the “Letter Agreement”) pursuant to which TardiMed agreed to exchange its 1,819 shares of Series A Preferred Stock plus accrued dividends for a pre-funded warrant to purchase 181,083 shares of common stock (the “TardiMed Warrant”). The number of shares underlying the TardiMed Warrant was based on the redemption price of the Series A Preferred Stock (which had been demanded by TardiMed) divided by $11.95, the last closing price of the common stock prior to the date the Letter Agreement was executed.

Twenty percent of the TardiMed Warrant was immediately exercisable upon issuance. Beginning on September 30, 2022, and then at the end of each subsequent calendar quarter upon written request of TardiMed, we have agreed to allow an additional 20% of the initial balance of the TardiMed Warrant to become exercisable, provided that only 20% of the initial balance of the TardiMed Warrant will be exercisable in any given quarter. The TardiMed Warrant’s exercise price is $0.005 and may be exercised on a cashless basis. The TardiMed Warrant will terminate when exercised in full. As of April 20, 2023, 80% of the TardiMed Warrant has been exercised on a cashless basis and an aggregate of 144,585 shares of common stock have been issued to TardiMed.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon the Company’s review of copies of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2022, except for the following: a Form 4 was inadvertently filed late for Zachary Rome, covering 1,194 shares acquired upon the exercise of VARs and 393 shares underlying VARs that were forfeited in connection with Mr. Rome’s resignation from the board of directors.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE TIMBER PHARMACEUTICALS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 263,179 TO 449,223

General

The general purpose of our 2020 Omnibus Equity Incentive Plan, or the Plan, is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers may develop an ownership stake of the Company, a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. Under the Plan, our Compensation Committee may grant nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards.

Our Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes alignment with stockholders, continuity of management and increases incentive and personal interest in the long-term performance of the Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. The Plan was adopted by our Board on March 22, 2020, subject to stockholder approval. Stockholder approval was obtained on May 13, 2020. The Plan became effective on May 18, 2020, the date of the merger involving BioPharmX Corporation in which the Company is the surviving entity. On April 20, 2021, our Board approved an amendment increasing the number of shares available for issuance under the Plan from 41,123 to 93,366 (the “First Amendment”), subject to stockholder approval. Stockholder approval was obtained on June 3, 2022. On April 11, 2023, our Board approved an amendment increasing the number of shares available for issuance under the Plan from 263,179 shares to 449,223 shares, and directed that the amendment be submitted to the stockholders for approval at the Annual Meeting. A copy of the amendment is attached as Appendix A.

Based on discussions with an external compensation consultant, the Board proposes to increase the number of authorized shares included in our equity incentive compensation plan to bring it in line with compensation plans offered by comparable companies to Timber, in the Board's opinion. As of April 20, 2023 we had ~~3,008,368~~3,044,484 common shares outstanding. If the new shares requested are approved by the shareholders, such shares will represent approximately 6.11% and approximately 2.98% on a non-diluted and fully-diluted basis respectively. This increase in equity incentive plan shares is important to the Company in terms of attracting and retaining talented employees, directors and other service providers.

If our stockholders do not approve the increase in the number of shares available for issuance under the Plan, we will continue to operate the Plan under its current provisions, but will be limited in our ability to make future grants and incentives under the Plan to our management, employees and Board members.

Description of the Existing Plan

The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan and the First Amendment, which are incorporated herein by reference to Exhibit 10.25 to our Annual Report on Form 10-K filed March 23, 2021 and to Exhibit 4.9 to our Registration on Form S-8 filed September 27, 2021, respectively.

Administration

In general, the Plan will be administered by the Compensation Committee. The Compensation Committee will determine the persons to whom options to purchase shares of common stock, SARs, restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards may be granted. The Compensation Committee may also establish rules and regulations for the administration of the Plan and amendments or modifications of outstanding awards. The Compensation Committee may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the Plan. No options, stock purchase rights or awards may be made under the Plan on or after March 22, 2030 (the “expiration date”), but the Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

Eligibility

Persons eligible to receive options, SARs or other awards under the Plan are those employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of April 20, 2023, we had ten full-time employees, including three executive officers. As awards under the Plan are within the discretion of the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards, except as described under “New Plan Benefits” below.

Shares Subject to the Plan

The aggregate number of shares of our common stock available for issuance (or issued) in connection with options and other awards granted under the Plan is 263,179, subject to customary adjustments for stock splits, stock dividends or similar transactions. The number of shares of common stock available for issuance under the Plan automatically increases on January 1st of each year commencing with January 1, 2021 and on each January 1 thereafter until the expiration date, in an amount equal to four percent (4%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our Board takes action prior thereto to provide that there will not be an increase in the share reserve for such year or that the increase in the share reserve for such year will be of a lesser number of shares of common stock than would otherwise occur.

“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted under the Plan with respect to  93,366 shares of common stock authorized for issuance under the Plan prior to the proposed increase. Upon approval of the proposed increase, 449,223 shares of common stock may be subject to ISOs. None of the additional shares of common stock available for issuance pursuant to the previous paragraph may be subject to ISOs.

If any option or SAR granted under the Plan terminates without having been exercised in full or if any award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other awards or applied to the payment of the exercise price of an option or purchase price of an award, the number of shares of common stock as to which such option or award was forfeited, withheld or paid, will be available for future grants under the Plan. Awards settled in cash will not count against the number of shares available for issuance under the Plan.

No non-employee director may receive awards in any calendar year having an accounting value in excess of $500,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the Plan); provided that in the case of a new non-employee director, such amount is increased to $750,000 for the initial year of the non-employee director’s term.

The number of shares authorized for issuance under the Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Terms and Conditions of Options

Options granted under the Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of the NYSE American, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On April 20, 2023 the closing sale price of a share of our common stock on the NYSE American was $1.63.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, (c) by a full recourse, interest bearing promissory note having such terms as the Compensation Committee may permit, or (d) a combination of these methods. The Compensation Committee may permit other methods of payment, and is authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

●	the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Upon the exercise of a SAR, a participant will be entitled to receive a payment equal to the fair market value of our common stock as of the date of exercise, less the base price applicable to the SAR, multiplied by the number of shares of our common stock with respect to which such SAR is exercised. Such payment may be made in the form of cash, shares of our common stock (valued at their fair market value on the date of exercise) or a combination of cash and shares of our common stock, as determined by the Committee and set forth in the award agreement.

Restricted Stock Awards and Restricted Stock Unit Awards

The Compensation Committee may award restricted common stock and/or restricted stock units under the Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units

The Compensation Committee may award performance shares and/or performance units under the Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards

The Compensation Committee may grant incentive bonus awards under the Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Compensation Committee determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of our common stock.

Other Stock-Based and Cash-Based Awards

The Compensation Committee may award other types of equity-based or cash-based awards under the Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.

Effect of Certain Corporate Transactions

The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (f) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination

Our Board may at any time amend the Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, our Board may not (a) increase the number of shares of common stock available under the Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the Plan.

New Plan Benefits

Grants of awards under the Plan are subject to the discretion of the Plan administrator. Each newly elected or appointed non-employee director is entitled to receive a stock option grant, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10 year terms and will terminate three years following the date the director ceases to be one of our directors or consultants.

In addition, all non-employee directors will be entitled to receive a grant of a stock option, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over one year from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10 year terms and will terminate three years following the date the director ceases to be one of our directors or consultants.

U.S. Federal Income Tax Consequences

Following is a summary of the U.S. federal income tax consequences of option and other grants under the Plan. Optionees and recipients of other rights and awards granted under the Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the excess of fair market value of our common stock at that time over the exercise price.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award, including a performance unit award, will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the Award is made.

The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Treatment of Incentive Bonus Awards and Other Stock or Cash Based Awards

Generally, the recipient of an incentive bonus or other stock or cash based award will not recognize any income upon grant of the award, nor will our Company be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the amount of cash paid and/or the fair market value of our common stock issued at that time.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Plan to pay any federal, state or local taxes required by law to be withheld.

Approval Required

The approval of the amendment to the Plan to increase the number of shares of capital stock authorized for issuance thereunder from 263,179 to 449,223, will require the affirmative vote of at least a majority of the votes cast on such proposal. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE TIMBER PHARMACEUTICALS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as a public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by KPMG LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2022	2021
	(In thousands)
Audit Fees	$477.0	$459.0
Audit-Related Fees	$0	$-
Tax Fees	$0	$-
All Other Fees	$0	$-
Total Fees	$477.0	$459.0

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our securities, audit services provided in connection with other statutory or regulatory filings, and reviews of registration statements and issuances of consents (including merger related fees).

Pre-Approval Policy and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and All Other Fees as described above is compatible with maintaining KPMG LLP’s independence and has determined that such services for fiscal years 2021 and 2022 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

Review of Financial Statements

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”), receiving written disclosures from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussing with the independent registered public accountants their independence, and recommending to the Board that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Approval Required

The approval of the ratification of the appointment of KPMG LLP as our independent registered accounting firm for the year ending December 31, 2023 will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

ADDITIONAL INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2022 (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attn.: Secretary. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2022 and certain other related financial and business information are contained in our Annual Report, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement and Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement or Annual Report to any stockholder upon written or oral request to: Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attn.: Secretary or by phone at (908) 636-7163. Any stockholder who wants to receive a separate copy of this Proxy Statement or Annual Report, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Submitting Proxy Proposals and Director Nominations for the 2024 Annual Meeting

Proposals to be Considered for Inclusion in the Company’s 2024 Proxy Materials

Any stockholder proposals submitted, in reliance on Rule 14a-8 under the Exchange Act, for inclusion in our proxy statement and form of proxy for our 2024 Annual Meeting of Stockholders, must be received by the Company no later than January 2, 2024, which is 120 calendar days before May 1, 2024, the anniversary date of this Proxy Statement’s release to stockholders in connection with this Annual Meeting, in order to be considered for inclusion in such proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attn.: Secretary.

Director Nominations and Other Business to be Brought Before the 2024 Annual Meeting of Stockholders

Our Bylaws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office if received no later than March 4, 2024 and no earlier than February 3, 2024, provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than 70 days after the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting; and (ii) the 10th day following the day on which such public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attn.: Secretary.

In addition to satisfying the foregoing requirements under our Bylaws with respect to advance notice deadlines and informational requirements, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with additional requirements prescribed by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ John Koconis
John Koconis
Chief Executive Officer and Chairman of the Board

May 1, 2023
Warren, New Jersey

Appendix A

This Amendment amends the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan, as amended (as amended, the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.

R E C I T A L S

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors (“Board”) of Timber Pharmaceuticals, Inc. (the “Company”) the right to amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan in the manner hereinafter provided subject to approval by the Company’s stockholders.

NOW THEREFORE, the Plan is hereby amended as follows:

1.   Amendments.

1.1   Section 4.1(a) of the Plan is amended and restated in its entirety as follows:

“(a)   Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 449,223 shares; all of which may, but need not, be issued in respect of Incentive Stock Options.”

1.2   The last sentence of Section 17.2 of the Plan is amended and restated in its entirety as follows:

“The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Board’s adoption of the initial Plan amendment (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.”

2.   No Other Changes.   Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.

TIMBER PHARMACEUTICALS, INC.

By:
Name:
Title:

TIMBER PHARMACEUTICALS, INC.
3 MOUNTAIN VIEW ROAD, SUITE 100
WARREN, NJ 07059

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TMBR2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15749-P92593 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TIMBER PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect five directors to the Board to hold office for the following year until their successors are elected.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John Koconis
02) Gianluca Pirozzi
03) Edward J. Sitar
04) David Cohen
05) Lubor Gaal

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V15750-P92593

TIMBER PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
June 2, 2023 1:00 PM (EDT)
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Koconis and Joseph Lucchese, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of TIMBER PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, EDT on June 2, 2023, at www.virtualshareholdermeeting.com/TMBR2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side